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                                  SYNAVANT INC.

                  NON-EMPLOYEE DIRECTORS' COMPENSATION PROGRAM


1.   PURPOSE OF THE PROGRAM; IMPLEMENTATION UNDER 2000 STOCK INCENTIVE PLAN

     The purpose of this Non-Employee Directors' Compensation Program (the "Program") is to aid the Company and its Subsidiaries in securing and retaining non-employee directors of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which directors will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

     In authorizing grants of Deferred Stock Units, Options, and Shares, the Program implements the 2000 Stock Incentive Plan (the "2000 Plan"), including the authority to grant Other-Stock Based Awards under Section 8 and Options under Section 6 of the 2000 Plan. Terms of the Program relating to cash deferrals are implemented under the general authority of the Board of Directors to specify compensation of directors. All of the terms, conditions and other provisions of the 2000 Plan are hereby incorporated by reference into this Program. Capitalized terms used in this Program but not defined herein shall have the same meanings as in the 2000 Plan. If there is any conflict between the provisions of this Program and the provisions of the 2000 Plan, the provisions of the 2000 Plan shall govern.

2.   DEFINITIONS

     In addition to the terms defined in the 2000 Plan, the following capitalized terms used in the Program have the respective meanings set forth in this Section:

          (a) ACT: The Securities Exchange Act of 1934, as amended. References to any provision of the Act or rule thereunder shall include any successor provision or rule.

          (b) ADMINISTRATOR: As defined in Section 4.

          (c) DEFERRED CASH: A bookkeeping entry representing a right to receive cash at the end of the applicable deferral period, credited in accordance with Section 8(d) of the Program.

          (d) DEFERRED STOCK UNIT: A bookkeeping entry representing a conditional or unconditional right to receive a Share at the end of the applicable deferral period, granted under Section 6 or credited in accordance with Section 8(c) of the Program.

          (e) DETERMINATION DATE: As defined in Section 9(e).

          (f) FAIR MARKET VALUE: As defined in Section 2 of the 2000 Plan, provided that, if Fair Market Value of a share is to be determined at the date of the Spinoff or prior thereto, such Fair Market Value shall be the Fair Market Value of a share at the first date on which Shares are traded regular way on the principal national securities exchange on which such shares are listed or admitted to trading.

          (g) SPINOFF: The distribution of the Shares owned by IMS Health to the holders of record of shares of IMS Health.


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3.   SHARES SUBJECT TO THE PROGRAM

     Shares that may be issued and/or delivered under the Program shall be shares authorized under the 2000 Plan.

4.   ADMINISTRATION

     The Administrator shall be the Company's Chief Human Resources Officer or, if that officer is unavailable, the Company's Chief Financial Officer; provided, however, that the Board may designate a different individual or committee to serve as Administrator. In any case in which a director is the Administrator (or on a committee acting as such), such director shall not act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Program. The Administrator shall be authorized to make determinations regarding the administration of the Program, which shall include prescribing filing deadlines and appropriate election forms and other documents under the Program, but which shall not include authorizing any discretionary grant of Awards under the Program.

5.   ELIGIBILITY

     Each non-employee director of the Company who is paid fees for service on the Board or a Board committee may participate in the Program, subject to the terms hereof. No person other than those specified in this Section 5 will be eligible to participate in the Program. The Administrator will notify each person of his or her eligibility to participate in the Program on an elective basis not later than 15 days (or such other period as may be determined by the Administrator) prior to any deadline for filing an election form.

6.   INITIAL GRANT OF DEFERRED STOCK UNITS

     Deferred Stock Units shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the classes of directors to be granted such Awards, the number of Deferred Stock Units to be granted, and the time or times at which Deferred Stock Units will be granted.

     (a) INITIAL POLICY. The initial policy with respect to Deferred Stock Units under this Section 6, effective as of the Spinoff Date and continuing until modified or revoked by the Board, shall be to grant to each person serving as a director of the Company at the time of the Spinoff and each person who thereafter is initially elected or appointed as a member of the Board, in each case if such person is then a non-employee director eligible to participate, a number of Deferred Stock Units equal to $50,000 divided by the then-Fair Market Value of one Share.

     (b) TERMS OF DEFERRED STOCK UNITS GRANTED UNDER SECTION 6. Deferred Stock Units granted under this Section 6 shall be subject to the following terms and conditions, unless otherwise determined by the Board.

     (i) VESTING AND FORFEITURE. An Award granted under this Section 6, if not previously forfeited, shall become vested and non-forfeitable as to one-fifth of the number of Deferred Stock Units at the close of business on each of the first five anniversaries of the date of grant of such Award, rounded to the nearest number of whole shares; provided, however, that if such Award was not previously forfeited, it shall vest and become non-forfeitable upon the termination of the Participant's service as a director due to death, Disability or Retirement or upon a Change in Control. Unless otherwise determined by the Board, Deferred Stock Units not vested at or before the Participant's termination of service as a director


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            for any reason other than death, Disability or Retirement will cease to vest and will be forfeited.

     (ii) DEFERRED STOCK UNITS CREDITED AS DIVIDEND EQUIVALENTS. Dividend equivalents will be credited on the Deferred Stock Units in accordance with Section 9(c). Unless otherwise determined by the Board, Deferred Stock Units credited as a result of dividend equivalents shall be subject to the same terms, including risk of forfeiture, as the Deferred Stock Units with respect to which the dividend equivalents were credited.

     (iii) SETTLEMENT. Deferred Stock Units granted under this Section 6 will be settled at the time the risk of forfeiture of such Deferred Stock Units lapses, unless the Participant has validly deferred settlement in accordance with Section 9(e) and 9(f)

7.   ANNUAL GRANTS OF OPTIONS

     Options shall be granted to non-employee directors in accordance with policies established from time to time by the Board specifying the classes of directors to be granted such Awards, the number of shares to be subject to each Option granted, and the time or times at which Options will be granted. Each Option shall be a non-qualified stock option.

     (a) INITIAL POLICY. The initial policy with respect to Options under this
Section 7, effective as of the Spinoff Date and continuing until modified or revoked by the Board, shall be to grant to each person serving as a non-employee director of the Company at the time of the Spinoff an Option to purchase 7,500 shares, and to grant to each person who is serving as a non-employee director at the close of business on the date of the annual meeting of stockholders in 2001 or each year thereafter an Option to purchase 7,500 shares, provided that in each case such non-employee director is eligible to participate in the Program at the grant date. The number of shares covered by these automatic grants of Options shall be subject to adjustment as provided in Section 9(a) of the 2000 Plan.

     (b) TERMS OF OPTIONS GRANTED UNDER SECTION 7. Options granted under this
Section 7 shall be subject to the following terms and conditions, unless otherwise determined by the Board.

     (i) EXERCISE PRICE. The exercise price per share purchasable under an Option will be equal to 100% of the Fair Market Value of a share on the date of grant of the Option.

     (ii) OPTION TERM. Options, to the extent not previously forfeited, shall expire at the earlier of (i) ten years after the date of grant, (ii) five years after termination of the Participant's service as a director due to death, (iii) the later of five years after termination of the Participant's service as a director due to Disability or Retirement or one year after the Participant's death, or (iv) 90 days after termination of the Participant's service as a director for any reason other than death, Disability or Retirement, provided that, during such 90-day period, the Option will be exercisable only to the extent it was exercisable at the time of such termination of service.

     (iii) VESTING AND EXERCISABILITY. An Option not previously forfeited shall vest and become exercisable by a Participant as to one-third of the number of underlying shares at the close of business on the day preceding the annual meeting of stockholders (or, if earlier, at the anniversary of the date of grant) in each of the three calendar years following the date of grant of the Option, rounded to the


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            nearest number of whole Shares; provided, however, that if the
            Option was not previously vested or forfeited, it shall vest and become exercisable upon the termination of the Participant's service as a director due to death, Disability, or Retirement or upon a Change in Control. Unless otherwise determined by the Board, an Option not vested at or before the Participant's termination of service as a director for any reason other than death, Disability or Retirement will cease to vest and will be forfeited.

To the extent the terms and conditions of Options specified in this Section 7(b) differ from the default terms set forth in Section 6 of the 2000 Plan, the terms and conditions specified herein shall control (as permitted by Section 6 of the 2000 Plan).

     (c) MANNER OF EXERCISE. The manner in which an Option may be exercised is set forth in Section 6(c) of the 2000 Plan.

8.   VOLUNTARY ELECTION AS TO FORM OF PAYMENT OF CASH COMPENSATION

     A Participant may voluntarily elect to receive payment of his or her cash compensation, or defer receipt of his or her cash compensation, in the manner specified in this Section 8. For this purpose, cash compensation includes, but is not limited to, annual retainer, Board meeting fees, committee meeting fees and committee chairman fees:

     (a) METHOD OF ELECTION. In order to make a voluntary election pursuant to the Program, the Participant must complete and deliver to the Administrator a written election, not later than 30 days after the date on which he or she commences service as a director of the Company or, in subsequent years, not later than the anniversary of the normal commencement date for such director's term (or at such other date as the Administrator may specify, provided that any such date shall ensure effective deferral of taxation if so intended by the director), designating (i) the portion of his or her cash compensation for a year of service as a director that is to be (i) paid in the form of Shares, (ii) deferred into Deferred Stock Units, and/or (iii) deferred into Deferred Cash. Such an election shall only be effective with respect to the annual retainer and other fees earned after the date of the election. Such election shall remain effective for all future years of service unless the Participant makes a new election in a subsequent year.

     (b) RECEIPT OF FEES IN THE FORM OF SHARES. If and to the extent that a Participant has elected to receive fees in the form of Shares, at any date that such fees otherwise would become payable, the Company will, in lieu of payment of cash, issue to the Participant a number of shares determined by dividing the amount of such fees otherwise payable by the Fair Market Value of one share at that date. The Administrator may determine to deliver certificates representing the shares to the Participant or, for administrative convenience, may require the Participant to designate a brokerage account into which such shares may be directly deposited. The Administrator may also determine, in his discretion, whether to pay cash in lieu of issuance of fractional shares, carry forward to a subsequent payment date any cash that would have purchased a fractional share, or such other method of dealing with such cash amounts as he may deem equitable. Shares acquired under this Section 8(b) shall be at all times freely transferable by the Participant and non-forfeitable.

     (c) DEFERRED STOCK UNITS. If and to the extent that a Participant has elected to defer fees into Deferred Stock Units, at any date that such fees otherwise would become payable, the Company will, in lieu of payment of cash, credit to an account maintained for the Participant on the books of the Company a number of Deferred Stock Units determined by dividing the amount of such fees otherwise payable by the Fair Market Value of one share at that date. Dividend equivalents will be credited on the Deferred Stock Units in accordance with
Section 9(c). Deferred Stock Units acquired under this Section 8(c) shall be at all times non-forfeitable.


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     (d) DEFERRED CASH. If and to the extent that a Participant has elected to defer fees into Deferred Cash, at any date that such fees otherwise would become payable, the Company will, in lieu of payment of cash, credit to an account maintained for the Participant on the books of the Company the amount of such fees otherwise payable at that date. A Participant's account shall be credited with additional Deferred Cash equal to the amount of notional interest earned on the account, assuming that such interest is earned at the then-prevailing prime rate of The Chase Manhattan Bank (or of such other bank as the Administrator may determine) as in effect from time to time (to be determined by the Administrator but adjusted at least annually) and compounded on an annual basis. Deferred Cash acquired under this Section 8(c) shall be at all times non-forfeitable.

9.   OTHER TERMS OF DEFERRED STOCK UNITS, DEFERRED CASH, AND ACCOUNTS

     (a) NATURE OF DEFERRED STOCK UNITS AND DEFERRED CASH. Each Deferred Stock Unit represents a right to receive one Share upon settlement at the end of the deferral period, subject to the terms and conditions set forth in the Program and the 2000 Plan and otherwise set by the Board and the Administrator. Deferred Cash represents a right to receive a cash amount equal to the Deferred Cash account balance upon settlement at the end of the deferral period, subject to the terms and conditions set forth in the Program and otherwise set by the Board and the Administrator. Deferred Stock Units, Deferred Cash, and other items reflected in the Participant's account represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company under the Program.

     (b) RESTRICTION ON TRANSFERABILITY DURING DEFERRAL PERIOD. During the applicable deferral period, a Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber Deferred Stock Units, Deferred Cash, or any of the Participant's rights relating thereto, and any rights to make elections under the Program may only be exercised by the Participant; provided, however, that Awards and related rights shall be transferred to a Participant's beneficiaries upon the death of the Participant.

     (c) DIVIDEND EQUIVALENTS AND ADJUSTMENTS. Deferred Stock Units credited to a Participant's account will be credited with dividend equivalents and subject to adjustment as provided in this Section 9(c):

     (i) CASH DIVIDENDS. If the Company declares and pays a cash dividend on Shares, then a number of additional Deferred Stock Units shall be credited to the Participant as of the payment date for such dividend equal to (i) the number of Deferred Stock Units credited to the Participant as of the record date for such dividend, multiplied by
          (ii) the amount of cash actually paid as a dividend on each share at such payment date, divided by (iii) the Fair Market Value of a share at such payment date.

    (ii) NON-SHARE DIVIDENDS. If the Company declares and pays a non-cash dividend on Shares in the form of property other than Shares, then a number of additional Deferred Stock Units shall be credited to the Participant as of the payment date for such dividend equal to (i) the number of Deferred Stock Units credited to the Participant as of the record date for such dividend, multiplied by (ii) the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the Fair Market Value of a Share on the day after such payment date.

   (iii) SHARE DIVIDENDS AND SPLITS. If the Company declares and pays a dividend on Shares in the form of additional Shares, or there occurs a forward split of Shares,


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          then a number of additional Deferred Stock Units shall be credited to the Participant as of the payment date for such dividend or forward split equal to (i) the number of Deferred Stock Units credited to the Participant as of the record date for such dividend or split, multiplied by (ii) the number of additional shares actually paid as a dividend or issued in such split in respect of each Share.

     (iv) MODIFICATIONS TO DIVIDEND EQUIVALENTS POLICY. Other provisions of this
          Section 9(c) notwithstanding, the Administrator may modify the manner of payment or crediting of dividend equivalents hereunder for administrative convenience or for any other reason.

     (v) ADJUSTMENTS. The number of Deferred Stock Units credited to a Participant may be adjusted by the Board in order to prevent dilution or enlargement of the Participant's rights with respect to Deferred Stock Units, in the event of any unusual corporate transaction or event which affects the value of Shares (as specified under Section 9(a) of the 2000 Plan), provided that any such adjustment shall be made taking into account any crediting of Deferred Stock Units to the Participant under other provisions of this Section 9 in connection with such transaction or event.

     (vi) OTHER TERMS APPLICABLE TO DEFERRED STOCK UNITS RESULTING FROM DIVIDENDS, SPLITS OR ADJUSTMENTS. Additional Deferred Stock Units credited under this Section 9(c) will be subject to the same terms, including any risk of forfeiture, as the underlying Deferred Stock Units. No such additional Deferred Stock Units will be credited to a Participant in respect of Deferred Stock Units forfeited on or before the payment date for the dividend or distribution.

     (d)  OTHER MATTERS RELATING TO ACCOUNTS.

     (i) STATEMENTS. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's account, transactions therein, and other related information no less frequently than once each calendar year.

    (ii) REALLOCATION OF ACCOUNTS. A Participant shall have no right to have amounts credited as Deferred Cash reallocated or switched to Deferred Stock Units or amounts credited as Deferred Stock Units reallocated or switched to Deferred Cash, unless otherwise determined by the Board.

   (iii) FRACTIONAL SHARES. The amount of Deferred Stock Units credited to a Participant's account shall include fractional shares calculated to at least three decimal places, unless otherwise determined by the Administrator.

     (e) TIME OF SETTLEMENT OF DEFERRED STOCK UNITS AND DEFERRED CASH ACCOUNTS. Deferred Stock Units and Deferred Cash account balances will be settled as follows: If no valid election as to the time of settlement has theretofore been filed by the Participant, Deferred Stock Units granted under Section 6 will be settled in accordance with Section 6(b)(iii), and Deferred Stock Units credited under Section 8 and Deferred Cash account balances shall be settled as of the first business day of the calendar year immediately following the date on which a Participant terminates service as a director of the Company. The Administrator may permit Participants to elect alternative settlement dates, provided that (i) no election may be made that would result in deferral periods ending within the calendar year next following the year of election, (ii) no election may be made that would result in a deferral period ending within one year after the Deferred Stock Units or Deferred Cash were initially credited (except for Deferred Stock Units resulting from dividend equivalents), (iii) once an election is made as to the time of settlement, it may not be


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modified or revoked, and (iv) the Administrator shall otherwise specify terms for the making of elections that ensure effective deferral of taxation. The foregoing notwithstanding, the applicable deferral period will end, and the Participant's accounts will be settled, (i) immediately upon a Change in Control (unless the Administrator permits the Participant to waive such settlement and such settlement is validly waived), or (ii) on a date selected by the Administrator but not later than 60 days after the Participant's death. In addition, other provisions of the Program notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has a financial emergency of such a substantial nature and beyond the Participant's control that payment of amounts previously deferred under the Program is warranted, the Board may direct the payment to the Participant of all or a portion of the balance of a Participant's deferral account and the time and manner of such payment. The applicable date of settlement under this
Section 9(e) shall be the "Determination Date."

     (f) MANNER OF SETTLEMENT OF DEFERRED STOCK UNITS AND DEFERRED CASH ACCOUNTS. To settle Deferred Stock Units, the Company shall issue to the Participant a number of shares equal to the number of Deferred Stock Units being settled at the Determination Date. The Administrator may determine to deliver certificates representing the shares to the Participant or, for administrative convenience, may require the Participant to designate a brokerage account into which such shares may be directly deposited. The Administrator may also determine, in his discretion, whether to pay cash in lieu of issuance of fractional shares, carry forward to a subsequent payment date any cash that would have purchased a fractional share, or such other method of dealing with fractional shares as he may deem equitable. To settle Deferred Cash, the Company will pay cash to the Participant in the amount of the Deferred Cash being settled at the Determination Date.

10.  MISCELLANEOUS PROVISIONS

     (a) NONEXCLUSIVITY OF THE PROGRAM. The adoption of the Program by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such other arrangements may be either applicable generally or only in specific cases.

     (e) EFFECTIVENESS, AMENDMENT AND TERMINATION OF THE PROGRAM. The Program shall be effective as of the date of the Spinoff. The Board may amend or terminate the Program at any time, except that no such action shall materially and adversely affect the rights of a Participant with respect to Deferred Stock Units or Deferred Cash previously granted or credited unless the Participant has consented in writing to such action.


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